Exhibit 99.1
10x Genomics Reports Third Quarter 2023 Financial Results
PLEASANTON, Calif. November 2, 2023 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the third quarter ended September 30, 2023.
Recent Highlights
•Revenue was $153.6 million for the third quarter, a 17% increase over the corresponding period of 2022, driven by Xenium momentum.
•Advanced Xenium gene panel strategy, launching new targeted and custom kit configurations and introducing the Xenium Panel Designer self-service website.
•Expanded the capabilities of the Chromium Single Cell Gene Expression Flex assay to include high-throughput multiomic cellular profiling.
•Announced a partnership with Beckman Coulter Life Sciences to expand automation solutions for single cell assay workflows.
“We had another solid quarter of revenue growth driven by Xenium, as we continued to ramp operations and drive exceptional demand with researchers worldwide,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “Xenium’s incredibly steep adoption curve in just three full quarters of launch has put the platform on a best-in-class trajectory. The extraordinary customer enthusiasm and demand we are seeing for this platform further strengthens our conviction in the spatial opportunity and validates our multi-platform strategy and investment.”
Third Quarter 2023 Financial Results
Revenue was $153.6 million for the third quarter of 2023, a 17% increase from $131.1 million for the corresponding prior year period.
Gross margin was 62% for the third quarter of 2023, as compared to 77% for the corresponding prior year period. The decrease in gross margin was primarily due to product mix primarily driven by the strength of Xenium instrument placements.
Operating expenses were $190.3 million for the third quarter of 2023, a 35% increase from $140.7 million for the corresponding prior year period. This increase was driven by $41.4 million of in-process research and development expense related to an agreement to acquire certain intangible and other assets earlier this year. Other drivers of the increase in operating expenses this quarter include increased personnel expenses, including stock-based compensation.
Operating loss was $94.8 million for the third quarter of 2023, as compared to $40.0 million for the corresponding prior year period. Operating loss includes $41.4 million of in-process research and development expense and $40.2 million of stock-based compensation for the third quarter of 2023, as compared to $33.5 million of stock-based compensation for the corresponding prior year period.
Net loss was $93.0 million for the third quarter of 2023, as compared to a net loss of $41.9 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $356.9 million as of September 30, 2023.
2023 Financial Guidance
10x Genomics is raising its full year 2023 revenue guidance and now expects revenue in the range of $610 million to $625 million, representing 18% to 21% growth over full year 2022.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2023 financial results, business developments and outlook after market close on Thursday, November 2, 2023 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn or X (Twitter).
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “see,” “estimate,” “predict,” “potential,” “would,” “likely,” “seek” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s product momentum and progress, our expected performance advantages and benefits of using our products and services, customer enthusiasm and adoption of our products and our financial performance and results of operations, including our expectations regarding revenue and guidance. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recently-filed 10-K and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, such forward-looking statements may not accurately or fully reflect the potential impact of adverse geopolitical and macroeconomic events, difficulties selling in APAC, product capabilities and adoption rates, international economic, political, legal, compliance, social and business factors, inflation and supply chain interruptions may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue (1)	$153,644	$131,072	$434,748	$360,177
Cost of revenue (2)	58,115	30,377	141,217	83,559
Gross profit	95,529	100,695	293,531	276,618
Operating expenses:
Research and development (2)	66,507	67,290	205,065	202,053
In-process research and development	41,402	—	41,402	—
Selling, general and administrative (2)	82,415	73,401	257,205	219,413
Total operating expenses	190,324	140,691	503,672	421,466
Loss from operations	(94,795)	(39,996)	(210,141)	(144,848)
Other income (expense):
Interest income	4,300	2,025	12,269	3,832
Interest expense	(1)	(114)	(25)	(351)
Other expense, net	(1,248)	(1,950)	(4,268)	(4,193)
Total other income (expense)	3,051	(39)	7,976	(712)
Loss before provision for income taxes	(91,744)	(40,035)	(202,165)	(145,560)
Provision for income taxes	1,242	1,879	3,982	3,225
Net loss	$(92,986)	$(41,914)	$(206,147)	$(148,785)

Net loss per share, basic and diluted	$(0.79)	$(0.37)	$(1.77)	$(1.31)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	117,728,293	114,112,382	116,693,008	113,555,750

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Instruments
Chromium	$12,231	$14,936	$36,716	$43,309
Spatial	22,711	5,963	48,357	6,755
Total instruments revenue	34,942	20,899	85,073	50,064
Consumables
Chromium	100,282	97,868	302,172	280,195
Spatial	14,091	10,239	37,067	23,796
Total consumables revenue	114,373	108,107	339,239	303,991
Services	4,329	2,066	10,436	6,122
Total revenue	$153,644	$131,072	$434,748	$360,177
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Americas
United States	$96,094	$75,345	$260,769	$202,159
Americas (excluding United States)	2,917	2,236	8,581	5,997
Total Americas	99,011	77,581	269,350	208,156
Europe, Middle East and Africa	32,019	27,927	91,687	74,067
Asia-Pacific
China¹	12,431	16,313	39,217	48,079
Asia-Pacific (excluding China)	10,183	9,251	34,494	29,875
Total Asia-Pacific	22,614	25,564	73,711	77,954
Total Revenue	$153,644	$131,072	$434,748	$360,177
1 Includes Hong Kong effective from the first quarter of 2023. Comparative periods have been adjusted for this inclusion.
(2)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Cost of revenue	$1,844	$1,281	$5,140	$3,748
Research and development	17,856	14,476	55,196	41,346
Selling, general and administrative	20,535	17,757	67,696	50,780
Total stock-based compensation expense	$40,235	$33,514	$128,032	$95,874

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$311,264	$219,746
Marketable securities	45,643	210,238
Restricted cash	500	2,633
Accounts receivable, net	103,847	104,211
Inventory	80,917	81,629
Prepaid expenses and other current assets	20,177	16,578
Total current assets	562,348	635,035
Property and equipment, net	285,008	289,328
Restricted cash	2,974	4,974
Operating lease right-of-use assets	69,192	69,882
Goodwill	4,511	4,511
Intangible assets, net	21,833	22,858
Other noncurrent assets	2,674	2,392
Total assets	$948,540	$1,028,980
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,836	$21,599
Accrued compensation and related benefits	28,477	32,675
Accrued expenses and other current liabilities	36,256	59,779
Deferred revenue	11,143	7,867
Operating lease liabilities	10,005	9,037
Total current liabilities	104,717	130,957
Operating lease liabilities, noncurrent	88,468	86,139
Other noncurrent liabilities	10,139	6,141
Total liabilities	203,324	223,237
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,981,359	1,839,397
Accumulated deficit	(1,235,468)	(1,029,321)
Accumulated other comprehensive loss	(677)	(4,335)
Total stockholders’ equity	745,216	805,743
Total liabilities and stockholders’ equity	$948,540	$1,028,980